Exhibit 1.1

XP Inc.

Class A common shares, par value US$0.00001 per share

Underwriting Agreement

[●], 2020

XP Investimentos Corretora de Câmbio, Títulos e Valores Mobiliários S.A.

Avenida Presidente Juscelino Kubitschek, 1,909, 25th to 30th Floors

04543-010

São Paulo - SP

Brazil

Itau BBA USA Securities, Inc.

540 Madison Avenue, 24nd Floor

New York, New York 10022

United States

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

United States

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

United States

as representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto

Ladies and Gentlemen:

XP Inc., an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [●] Class A common shares, par value US$0.00001, of the Company (“Class A Common Shares”), and the shareholder of the Company named in Schedule II hereto (the “Selling Shareholder”) propose, subject to the terms and conditions stated in this Agreement, to sell to the Underwriters an aggregate of [●] Class A Common Shares and, at the election of the Underwriters, up to [●] additional Class A Common Shares. The aggregate of [●] Class A Common Shares to be sold by the Company and the Selling Shareholder is herein called the “Firm Shares” and the aggregate of up to [●] additional Class A

Common Shares to be sold by the Company and the Selling Shareholder is herein called the “Optional Shares”. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”.

1.	(a) Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i)

Registration Statement, Pricing Prospectus and Prospectus. A registration statement on Form F–1 (File No. 333-[●]) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or, to the Company’s knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act is hereinafter called a “Section 5(d)

Communication”; and any Section 5(d) Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Section 5(d) Writing”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(ii)

No Stop Order. No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued, or, to the Company’s knowledge, threatened, by the Commission;

(iii)

Pricing Disclosure Package. For the purposes of this Agreement, the “Applicable Time” is [●] p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule III(b) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Section 5(d) Writing does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each Issuer Free Writing Prospectus and each Section 5(d) Writing, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery, will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 10(c) of this Agreement);

(iv)

No Untrue Statement of a Material Fact or Omission of a Material Fact. (i) The Registration Statement conforms, and any further amendments to the Registration Statement will, when they become effective, and as of each Time of Delivery, conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, and as of each Time of Delivery, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading; and (ii) the Pricing Prospectus conforms, and the Prospectus and any further amendments or supplements to the Prospectus will, when they are filed with the Commission, and as of each Time of Delivery, conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representation and warranty in (i) and (ii) shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(v)

No Material Adverse Change in Business. Neither the Company nor any of its subsidiaries has, since the date of the latest audited consolidated financial statements included in the Pricing Prospectus, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court, governmental, regulatory or arbitral action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Disclosure Package; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (x) any change in the share capital (other than as a result of (i) the exercise, if any, of share options or the award, if any, of share options or restricted shares in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Prospectus or (ii) the issuance, if any, of shares upon conversion of Company securities as described in the Pricing Prospectus) or long-term debt of the Company or any of its subsidiaries or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as disclosed in the Pricing Disclosure Package, or (ii) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Disclosure Package;

(vi)

Good Title to Properties. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Disclosure Package or such as do not have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases except such as do not have a Material Adverse Effect;

(vii)

Good Standing of Company and Subsidiaries. The Company has been duly incorporated and is validly existing and in good standing (to the extent such concept is applicable) under the laws of the Cayman Islands, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus. Each of the Company’s subsidiaries has been duly organized and is validly existing and in good standing (to the extent such concept is applicable) under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus except where the failure to be duly organized, validly existing or in good standing would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Company and each of its subsidiaries is duly qualified as a foreign corporation for the transaction of business and is in good standing (to the extent such concept is applicable) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; and each subsidiary of the Company has been listed in the Registration Statement;

(viii)

Capitalization. The Company has an authorized capitalization as set forth in the Pricing Prospectus under the caption “Capitalization” and all of the issued share capital of the Company, including the Shares to be sold by the Selling Shareholder, have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Class A Common Shares contained in the Pricing Disclosure Package and the Prospectus; and all of the issued share capital of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, in each case except as described in the Pricing Disclosure Package;

(ix)

Shares. The Shares to be issued and sold by the Company have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Class A Common Shares contained in the Pricing Disclosure Package and the Prospectus; the issuance of the Shares is not subject to any preemptive or similar rights, except as otherwise set forth in the Pricing Disclosure Package;

(x)

Dividends and Distributions. Under the current laws and regulations of the Cayman Islands, all dividends and other distributions declared and payable on the Shares in cash may be freely remitted out of the Cayman Islands and may be paid in, or freely converted into, U.S. dollars, in each case without there being required any consent, approval, authorization or order of, or qualification with, any court, governmental, regulatory or arbitral agency, authority or body in the Cayman Islands; and except as disclosed in the Pricing Disclosure Package, all such dividends and other distributions paid by the Company will not be subject to income, withholding or other taxes under the laws and regulations of the Cayman Islands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein;

(xi)

Absence of Defaults and Conflicts Resulting from Transaction. The issue and sale of the Shares to be sold by the Company and the execution, delivery, performance and compliance by the Company with this Agreement and the consummation of the transactions contemplated in this Agreement and the Pricing Disclosure Package will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except, in the case of this clause (i) for such defaults, breaches, or violations that would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the charter, certificate of incorporation, memorandum and articles of association or by-laws (or other applicable organizational document) of the Company or any of its subsidiaries, (iii) any Cayman Islands, Brazilian, U.S. or other law or any statute or rule or regulation of any governmental or regulatory agency, authority or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except those that would not individually or in the aggregate, have a Material Adverse Effect, or (iv) any statute or any judgment, order, rule or regulation of any court, governmental, regulatory or arbitral agency, authority or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except those that would not individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court, governmental, regulatory or arbitral agency, authority or body is required for the issue of the Shares to be sold by the Company and the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Act, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under the Nasdaq Global Select Market of the Nasdaq Stock Market LLC (the “Exchange”) or state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(xii)

Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (i) in violation of its charter, certificate of incorporation, memorandum and articles of association or by-laws (or other applicable organizational document), (ii) in violation of any Cayman Islands, Brazilian, U.S. or other law or any statute or any judgment, order, rule or regulation of any court, governmental, regulatory or arbitral agency, authority or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect;

(xiii)	No Stamp or Other Taxes. Except as disclosed in the Pricing Prospectus, no stamp or other issuance or transfer taxes or duties and no other similar taxes are payable by or on behalf of the

Underwriters, or otherwise imposed on any payments made to the Underwriters, to any United States, Cayman Islands or Brazilian authority or to any political subdivision or taxing authority thereof (each, a “Relevant Taxing Jurisdiction”) in connection with the execution, delivery or performance by the Company of this Agreement;

(xiv)

Accurate Disclosure. The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Share Capital”, insofar as they purport to constitute a summary of the terms of the Class A Common Shares, under the caption “Taxation”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(xv)

Litigation. Other than as set forth in the Pricing Disclosure Package, there are no legal, governmental, regulatory or arbitral proceedings pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is a party or of which any property or assets of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is the subject which, if determined adversely to the Company or any of its subsidiaries (or such officer or director), would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental, regulatory or arbitral agencies, authorities or bodies that would individually or in the aggregate have a Material Adverse Effect;

(xvi)

Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xvii)

No Ineligible Issuer. At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer”, as defined in Rule 405 under the Act;

(xviii)	Independent Auditors. PricewaterhouseCoopers Auditores Independentes, which has audited the audited consolidated financial statements of the Company included in the Pricing

Prospectus and to be included in the Prospectus, is an independent public accountant as required by the Act and the rules and regulations of the Commission thereunder;

(xix)

Internal Controls. The Company maintains a system of internal control over financial reporting that is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (E) the interactive data in the eXtensible Business Reporting Language (XBRL) included as an exhibit to the Registration Statement is accurate. Except as disclosed in the Pricing Disclosure Package under “Risk Factors— Certain Risks Relating to Our Business and Industry—We have identified material weaknesses in our internal control over financial reporting and, if we fail to remediate such deficiencies (and any other ones) and to maintain effective internal controls over financial reporting, we may be unable to accurately report our results of operations, meet our reporting obligations and/or prevent fraud”, since the end of the Company’s most recent audited fiscal year, there has been no material weakness in the Company’s internal controls over financial reporting. With respect to the material weaknesses in the Company’s internal controls over financial reporting for the three years in the period ended December 31, 2019, the Company believes that it is using commercially reasonable efforts to remediate the material weaknesses by December 31, 2020;

(xx)

No Change in Internal Control. Since the date of the latest audited consolidated financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xxi)

Disclosure Controls. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(xxii)

Authorization. This Agreement has been duly authorized, executed and delivered by the Company; the Company has the full right, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the actions contemplated hereby and in the Pricing Prospectus; all action required to be taken for the due and proper authorization, execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated in this Agreement and the Pricing Disclosure Package has been duly and validly taken;

(xxiii)

Enforceability. This Agreement is in proper legal form under the laws of the Cayman Islands and Brazil for the enforcement thereof in such jurisdiction against the Company, and to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands and Brazil of this Agreement, subject to any mandatory provisions of the law of such jurisdiction other than the Cayman Islands and Brazil, except that Cayman Islands stamp duty would be required to be paid before the Agreement could be admitted into evidence before the courts of the Cayman Islands, and for the purpose of enforcing and admitting this Agreement executed outside Brazil into evidence before the public agencies and courts in Brazil: (i)(A) the signatures of the parties executing this Agreement outside Brazil shall have been notarized by a notary public licensed as such under the law of the place of signing and the signature of such notary public shall have been legalized by a Brazilian Consulate; (B) this Agreement shall have been translated into the Portuguese language by a sworn translator in Brazil; and (C) this Agreement shall have been registered with the appropriate Registry of Titles and Deeds in Brazil, together with its sworn translations; or (ii) if the state in which this Agreement was executed is party to the Hague Convention of October 5, 1961 Abolishing the Requirement of Legalization for Foreign Public Documents (the “Apostille Convention”), (A) an authority designated by the state in which this Agreement is executed shall have issued a certificate that authenticates the origin of this Agreement (“Apostille”) and (B) the Apostille and this Agreement shall have been translated into the Portuguese language by a sworn translator in Brazil;

(xxiv)	Additional Enforceability Considerations. It is not necessary under the laws of the Cayman Islands or Brazil (i) to enable the

Underwriters to enforce their rights under this Agreement, to enable any holder of Shares to enforce their respective rights thereunder; provided that such Underwriters or such holders are not otherwise engaged in or carrying on business in the Cayman Islands or Brazil, or (ii) solely by reason of the execution, delivery and performance of this Agreement, for any of the Underwriters or any holder of Shares of the Company to be qualified or entitled to carry out business in the Cayman Islands or Brazil;

(xxv)

Compliance with Anti-Corruption Laws. None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof); (ii) made, offered, promised or authorized any direct or indirect unlawful payment; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, the Bribery Act 2010 of the United Kingdom, any provision of the Brazilian Anticorruption Law (Federal Law No. 12,846/2013) or any other applicable anti-bribery or anti-corruption law (together “Anti-Corruption Laws”); the Company and its subsidiaries have conducted their businesses in compliance with Anti-Corruption Laws and have instituted and maintain policies and procedures reasonably designed to promote and achieve compliance with such laws; and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder in any manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Anti-Corruption Laws;

(xxvi)

Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, where applicable, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, to the extent applicable, and the anti-money laundering laws of the jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules or regulations issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of its subsidiaries (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court, governmental, regulatory or arbitral agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(xxvii)

Sanctions. None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is, or is owned or controlled by one or more individuals or entities that is, currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”, the European Union, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), and none of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is, or is owned or controlled by one or more individuals or entities that is, located, organized, or resident in a country or territory that is the subject or target of Sanctions (currently, Cuba, Iran, North Korea, Syria and the Crimea region of Ukraine) (a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; and for the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged, and will not engage, in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country;

(xxviii)

Financial Statements. The financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly the consolidated financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with IFRS as issued by the

IASB, applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with IFRS the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus under the Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable. The interactive data in the eXtensible Business Reporting Language (XBRL) included as an exhibit to the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(xxix)

Exchange Listing. The Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and are duly listed on the Exchange; no action has been taken by the Company that is designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or delisting the Shares from the Exchange; and the Company has not received any notification that the Commission or the Exchange is contemplating terminating such registration or listing. The Company is in compliance with all applicable listing requirements of the Exchange;

(xxx)

Taxes Paid. The Company and its subsidiaries have paid all Cayman Islands, Brazilian and any other applicable taxes and filed all tax returns required to be paid or filed through the date hereof, except for any taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with IFRS, or where the failure to pay or file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xxxi)

PFIC. Subject to the qualifications, limitations, exceptions and assumptions set forth in the Pricing Disclosure Package and the Prospectus, the Company believes that it was not a passive foreign investment company (“PFIC”), as defined in section 1297 of the

Internal Revenue Code of 1986, as amended, for the taxable year ended December 31, 2019 and does not expect to be classified as a PFIC for the taxable year ending December 31, 2020 or in the foreseeable future;

(xxxii)	Foreign Private Issuer. The Company is a “foreign private issuer” as defined in Rule 405 under the Act (a “Foreign Private Issuer”);

(xxxiii)

Form 8-A Registration Statement. The Company has filed a registration statement on Form 8-A (File No. 01-[●]) in respect of the registration of the Shares under the Exchange Act with the Commission; such registration statement in the form heretofore delivered to the Representatives has become effective in such form; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission;

(xxxiv)

Authorized to Conduct Business. The Company and its subsidiaries possess all licenses, certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities required or necessary to conduct their respective businesses (“Permits”), except where such failure to possess such Permits would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as disclosed in the Pricing Disclosure Package;

(xxxv)

Intellectual Property Rights. (i) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all trademarks, trade names, service marks, patent rights, copyrights (including copyright in software), domain names, licenses, approvals, trade secrets, inventions, technology, software and source code, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and any other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary for the conduct of the business now operated by them; (ii) the Company and its subsidiaries have not received any notice or are not otherwise aware of any claim of infringement, misappropriation or other violation of, or conflict with, any Intellectual Property Rights of others which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect; (iii) the Company and its subsidiaries’ conduct of their respective businesses does not conflict with, infringe, misappropriate or otherwise violate any Intellectual Property Rights of any person, and, to the knowledge of the Company, the Intellectual Property Rights of the Company and its subsidiaries have not been in conflict with, infringed, misappropriated or otherwise been violated by any person, except where such conflict, infringement, misappropriation or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All Intellectual Property Rights owned by the Company or its subsidiaries are owned solely by the Company or its subsidiaries, are valid and enforceable, and are owned free and clear of all liens, encumbrances, defects or other restrictions, except for such liens, encumbrances, defects or other restrictions that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xxxvi)

Insurance. Except as disclosed in the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries taken as a whole are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are ordinary and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business;

(xxxvii)

Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect;

(xxxviii)	Environmental Liabilities. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect;

(xxxix)

Data Security. The Company and its subsidiaries have implemented and commercially reasonable security policies (i) regarding the collection, use, disclosure, retention, processing, transfer, confidentiality, integrity, and availability of personal data, and business proprietary or sensitive information, in its possession, custody, or control, or held or processed on its behalf, and (ii) regarding the integrity and availability of the information technology and software applications the Company owns, operates, or outsources, except, in each case of (i) and (ii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has not experienced any security incident that has compromised the integrity or availability of the information technology assets and equipment, computer systems, networks, hardware, software, applications, websites, databases and trade secrets that the Company and its subsidiaries own, operate, or outsource or the proprietary data stored therein and processed thereby (including the data of their respective customers, clients, employees, agents, contractors, suppliers, vendors, business partners (“IT Systems and Data”) that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have complied, and are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, contractual obligations and policies published by the Company relating to the privacy, security and protection of their IT Systems and Data, including the collection, use, transfer, storage, protection, disposal and disclosure of data, and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and, to the knowledge of the Company, there has been no unauthorized access to or other misuse of such information that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xl)	Labor. (i) Neither the Company nor any of its subsidiaries is engaged in any illegal labor practice and (ii) no labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, in each case, except as would not have a Material Adverse Effect;

(xli)

No Right to Register Securities. Except as disclosed in the Pricing Disclosure Package and the Prospectus, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares;

(xlii)

Disclosure of Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Prospectus;

(xliii)

Forward-Looking Statement. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(xliv)

Statistical and Market-Related Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources;

(xlv)	Indemnification Provisions. The Company has no reason to believe that the indemnification provisions set forth in Section 10 hereof contravene Cayman Islands or Brazilian law or public policy;

(xlvi)

Absence of Stabilization or Manipulation. Except for the appointment of the Underwriters, as to whom the Company makes no representation, the Company has not taken, and will not take, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(xlvii)

Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith;

(xlviii)

No Finder’s Fee. Except as disclosed in the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares to the Underwriters;

(xlix)

Company Share Plans. Except as disclosed in the Pricing Disclosure Package, the Company and its subsidiaries have not sold, issued or distributed any Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Act, other than shares issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans of the Company and its subsidiaries (the “Company Share Plans”) or pursuant to outstanding options, rights or warrants;

(l)

Share Options. With respect to the share options (the “Share Options”) granted pursuant to the Company Share Plans, (i) each grant of a Share Option was duly authorized no later than the date on which the grant of such Share Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto; and (ii) each such grant was made in accordance with the terms of the Company Share Plans and all applicable laws and regulatory rules or requirements;

(li)	Recognition and Enforcement of Judgments in Brazil. The courts of Brazil shall recognize as a valid judgment any final monetary or non-monetary judgment obtained against the Company in the courts of the State of New York; provided that such recognition would be granted by the Brazilian Superior Court of Justice (Superior Tribunal de Justiça), if such judgment (i) fulfills all formalities required and is effective in the country where it was rendered; (ii) is issued by a court of competent jurisdiction after proper service of process was made (and, if the relevant party is located in Brazil, service of process has been made in accordance with Brazilian law) or after sufficient evidence of the party’s absence has been given (revelia), as required by applicable law; (iii) is final and not subject to appeal (res judicata); (iv) if applicable, is Apostilled by the appropriate authority of the state rendering such foreign judgment in accordance with the Apostille Convention, or is duly authenticated by the appropriate Brazilian consulate; (v) is translated into the Portuguese language by a sworn translator in Brazil, unless a waiver is provided for in an international treaty which Brazil has ratified; (vi) does not contain express violation of public policy; and (vii) was not rendered by the courts of the State of New York when the Brazilian courts had exclusive jurisdiction. Once the decision is recognized by the Brazilian Superior Court of Justice, it acquires the same effects and binding authority of a similar judgment rendered by a local court. Once the award is recognized by the Brazilian Superior Court of Justice, it is then necessary to initiate an enforcement proceeding before the lower Federal court with jurisdiction over the defendant or its assets. The enforcement proceedings, which are an autonomous lawsuit, basically follow the same rules applicable to the enforcement of a Brazilian court decision.

(lii)

Recognition and Enforcement of Judgments in the Cayman Islands. The courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained against the Company in the courts of the State of New York and would give a judgment based thereon provided that such judgment (i) is given by a foreign court of competent jurisdiction; (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (iii) is final; (iv) is not in respect of taxes, a fine or a penalty; and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or public policy;

(liii)

No Immunity. Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has immunity under the laws of the Cayman Islands or Brazil, or U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of the courts of the Cayman Islands or Brazil, or the U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its subsidiaries or any of its or their properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to, the transactions contemplated by this Agreement may at any time be commenced, the Company has, pursuant to Section 22 of this Agreement, waived, and it will waive, or will cause its subsidiaries to waive, in each case irrevocably and unconditionally, such right to the extent permitted by law;

(liv)

Governing Law. The choice of law of the State of New York as the governing law of this Agreement, which has been made in good faith, shall be deemed as valid under the laws of the Cayman Islands and Brazil and will be recognized and given effect by the courts of the Cayman Islands and Brazil, except for: (i) in the case of the Cayman Islands, those laws the application of which would be inconsistent with public policy; and (ii), in the case of Brazil, if Brazilian courts are considered as having jurisdiction over such disputes. In this case, Brazilian conflict of laws rules that prevent the parties from making a free choice of law (except for agreements containing arbitration clauses) would apply. The valid choice of forum depends on (A) the contract being considered to be international; (B) the clause of submission to an exclusive jurisdiction not being considered abusive and (C) Brazilian courts not having exclusive jurisdiction over any dispute arising therefrom. For the purposes of subsection (ii)(C) of this paragraph, Brazilian courts shall have exclusive jurisdiction over matters involving real property located in Brazil, legal division of goods located in Brazil regarding matters of succession and will execution regarding the division of assets located in Brazil in case of divorce, legal separation or dissolution of a civil union, the approval of a judicial reorganization plan and the declaration of bankruptcy by a Brazilian individual or entity; and

(lv)

Submission to Jurisdiction. The Company has the power to submit, and pursuant to Section 21 of this Agreement has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of the Specified Courts (as defined in Section 21), and has the power to designate, appoint and empower, and has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts.

(lvi)

The Class A Common Shares have an Average Daily Trading Volume of at least $1.0 million (as provided in Regulation M under the Exchange Act (“Regulation M”) and a public float of at least $150.0 million (as defined in Regulation M).

(b)	Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i)

Authorization. The Selling Shareholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by the Selling Shareholder hereunder;

(ii)

Absence of Defaults or Conflicts Resulting from Transaction; No Consents Required. The sale of the Shares to be sold by the Selling Shareholder hereunder and the execution, delivery, performance and compliance by the Selling Shareholder with this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder is bound or to which any of the property or assets of the Selling Shareholder is subject, except, in the case of this clause (i) for such defaults, breaches, or violations that would not, individually or in the aggregate, have a Selling Shareholder Material Adverse Effect (as defined below), (ii) the certificate of incorporation and memorandum and articles of association (contrato social) of the Selling Shareholder, (iii) the laws of the jurisdiction of organization of the Selling Shareholder or any Cayman Islands, Brazilian, U.S., or other law or any statute or rule or regulation of any governmental or regulatory agency, authority or body applicable to the Selling Shareholder, except, in the case of this clause (iii), as would not, individually or in the aggregate, have a Selling Shareholder Material Adverse Effect or (iv) any judgment, order, rule or regulation of any court or governmental, regulatory or arbitral agency, authority or body having jurisdiction over the Selling Shareholder or any of its subsidiaries or any property or assets of the Selling Shareholder, except, in the case of this clause (iv), as would not, individually or in the aggregate, have a Selling Shareholder Material Adverse Effect; as used in this Agreement, “Selling Shareholder Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting the ability of the Selling Shareholder to perform its obligations under this Agreement, including the sale of the Shares, or to consummate the transactions contemplated in the Pricing Disclosure Package; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental, regulatory or arbitral agency, authority or body is required for the performance by the Selling Shareholder of its obligations under this Agreement and the consummation by the Selling Shareholder of the transactions contemplated by this Agreement in connection with the Shares to be sold by the Selling Shareholder hereunder, except the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations or qualifications as may be required by FINRA or the Exchange or under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters or as have already been obtained;

(iii)

Clear Title to Shares. The Selling Shareholder has, and immediately prior to each Time of Delivery the Selling Shareholder will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by the Selling Shareholder hereunder at such Time of Delivery, free and clear of all security interests, liens, encumbrances, equities or claims; and upon payment for the Shares to be sold by the Selling Shareholder and delivery of such Shares pursuant to this Agreement, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(iv)	Lock-Up Agreement. On or prior to the date of this Agreement, the Selling Shareholder has executed and delivered to the Underwriters an agreement substantially in the form of Annex IV hereto;

(v)

Absence of Stabilization or Manipulation. The Selling Shareholder has not taken, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(vi)

No Untrue Statement of a Material Fact or Omission of a Material Fact. To the extent that any statements or omissions made in the Registration Statement, the Pricing Prospectus, the Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or any Section 5(d) Writing are made in reliance upon and in conformity with written information furnished in writing to the Company by the Selling Shareholder expressly for use in the Company’s Form 20-F pursuant to Items 9(D) and 7(A) thereof, (i) the Registration Statement did not, and any further amendments to the Registration Statement will not, as of the applicable effective date as to each part of the Registration Statement, and as of each Time of Delivery, (ii) the Pricing Disclosure Package, as of the Applicable Time did not, and as of each Time of Delivery will not, (iii) the Prospectus and any further amendments or supplements to the Prospectus will, when they are filed with the Commission, and as of each Time of Delivery, do not and will not, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, and (iv) each Issuer Free Writing Prospectus and each Section 5(d) Writing, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery, will not, in each case, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Selling Shareholder makes no representation or warranty as to the information contained in or omitted from, and the representations and warranties in this Section 1(b)(vi) do not apply to statements or omissions from, the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not in reliance upon information furnished in writing by the Selling Shareholder to the Company which consists solely of (i) the legal name, address and the number of Shares owned by the Selling Shareholder before and after the offering and (ii) the other information with respect to the Selling Shareholder (excluding percentages) that appear in the table (and corresponding footnotes) under the caption “Principal and Selling Shareholders” (with respect to the Selling Shareholder, the “Selling Shareholder Information”);

(vii)

Issuer Free Writing Prospectus or Section 5(d) Writing. The Selling Shareholder (including its agents and representatives, other than the Underwriters in their capacity as such as to which the Selling Shareholder makes no representation or warranty) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Free Writing Prospectus or Section 5(d) Writing;

(viii)

Sanctions. Neither the Selling Shareholder nor, to the knowledge of the Selling Shareholder, any director, officer, agent, or employee of the Selling Shareholder is, or is owned or controlled by one or more individuals or entities that is, currently the subject or the target of any sanctions administered or enforced by (a) the U.S. Government, including, without limitation, OFAC, or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”, (b) the European Union, (c) Her Majesty’s Treasury, (d) the United Nations Security Council, or (e) in addition to (a) through (d), any other relevant sanctions authority with jurisdiction over the Selling Shareholder (as used in this clause (viii) only, “Sanctions”) nor is the Selling Shareholder located, organized, or resident in a Sanctioned Country; and the Selling Shareholder will not directly or indirectly use the proceeds of the sale of the Shares hereunder (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions;

(ix)

Compliance with Anti-Corruption Laws. The Selling Shareholder will not, directly or indirectly, knowingly use the proceeds of the sale of the Shares for the purpose of financing or facilitating any activity that would violate any applicable anti-corruption law or regulation; and

(x)

Clean Hands. The Selling Shareholder is not prompted by any material non-public information concerning the Company or any of its subsidiaries that is not disclosed in the Pricing Prospectus to sell its Shares pursuant to this Agreement.

2.

Transfer of Shares to Underwriters. (a) Subject to the terms and conditions herein set forth, (i) the Company agrees to issue, and the Company and the Selling Shareholder agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the Selling Shareholder, at a purchase price per share of US$[●], the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company and the Selling Shareholder as set forth opposite its name in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and the Selling Shareholder hereunder and (ii) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company and the Selling Shareholder, severally and not jointly, agree to issue (in the case of the Company) and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the Selling Shareholder, at the purchase price per share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

(b)

The Company and the Selling Shareholder hereby grant to the Underwriters the right to purchase at their election up to [●] Optional Shares (up to [●] Optional Shares to be issued and sold by the Company and up to [●] Optional Shares to be sold by the Selling Shareholder), at the purchase price per share set forth in the paragraph above; provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by the Selling Shareholder as set forth in Schedule II hereto. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company and the Selling Shareholder, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Selling Shareholder otherwise agree in writing, earlier than two or later than ten business days after the date of such notice. As between the Company and the Selling Shareholder, the number of Optional Shares to be sold by each of them shall be in the same proportion as the Firm Shares to be sold by the Company or the Selling Shareholder (as the case may be) bears to the aggregate number of Firm Shares.

3.	Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4.

(a) Delivery of Shares. The Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as XP Investimentos Corretora de Câmbio, Títulos e Valores Mobiliários S.A., Itau BBA USA Securities, Inc., Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC (the “Lead Global Coordinators”) may request upon at least forty-eight hours’ prior notice to the Company and the Selling Shareholder shall be delivered by or on behalf of the Company and the Selling Shareholder to the Lead Global Coordinators, through the facilities of DTC, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Company to the Lead Global Coordinators at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on [●], 2020 or such other time and date as the Lead Global

Coordinators, the Company and the Selling Shareholder may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Lead Global Coordinators in each written notice given by the Lead Global Coordinators of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Lead Global Coordinators, and the Company and the Selling Shareholder may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)

Location and Time of Closing. The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters will be delivered at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, NY 10001-8602, United States of America (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 4.30 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

(c)

It is understood that XP Investimentos Corretora de Câmbio, Títulos e Valores Mobiliários S.A. (“XP CCTVM”) is not a U.S. registered broker-dealer and therefore will not sell Shares in the United States. However, XP Investments US, LLC, an affiliate of XP CCTVM, is a U.S. registered broker-dealer and will act as agent of XP CCTVM for sales of Shares in the United States. XP CCTVM acknowledges and agrees that it will not act as a broker in Brazil and acknowledges and agrees that it will not engage in any selling efforts in Brazil and will not receive orders in connection with the offering contemplated by the Agreement, the settlement of which will not occur in Brazil.

5.	Covenants of the Company. The Company agrees with each of the Underwriters:

(a)

Required Filings. To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration

Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Act, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)

Blue Sky Compliance. Until completion of the distribution of the Shares within the meaning of the Act, in connection with the offering and sale of the Shares, to promptly take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation (where not otherwise required), subject itself to taxation in any such jurisdiction or to file a general consent to service of process in any jurisdiction (where not otherwise required);

(c)

Furnishing of Prospectus. Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus (or the Pricing Disclosure Package for the period of time before the Prospectus is available) as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus

(or in lieu thereof, the notice referred to in Rule 173(a) under the Act) or the Pricing Disclosure Package, as applicable, is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or the Pricing Disclosure Package, as applicable, in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or the Pricing Disclosure Package, as applicable, or a supplement to the Prospectus or the Pricing Disclosure Package, as applicable, which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)

Earnings Statement. To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)

Clear Market. During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the “Company Lock-Up Period”), not to, and not to publicly disclose the intention to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Commission a registration statement under the Act relating to, any shares of any class of the Company’s share capital (“Share Capital”), including but not limited to any options or warrants to purchase any Share Capital or any securities that are convertible into or exercisable or exchangeable for, or that represent the right to receive, any Share Capital or any such substantially similar securities, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Share Capital or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Share Capital or such other securities, in cash or otherwise, without the prior written consent of the Lead Global Coordinators. The restrictions contained in the preceding sentence shall not apply to (i) the Shares to be sold hereunder; (ii) the issuance by the

Company of Class A Common Shares upon the exercise of an option or warrant or under the Company’s long-term incentive plan described in the Registration Statement, the Pricing Prospectus and the Prospectus, provided, in each case, that the recipient of such Class A Common Shares shall be bound by vesting terms which run at least as long as the Company Lock-Up Period (and such terms shall not be amended, waived or accelerated so as to permit vesting during the Company Lock-Up Period); (iii) the issuance by the Company of Class A Common Shares upon the conversion of a security, described in the Registration Statement, the Pricing Prospectus, and the Prospectus, outstanding on the date hereof, provided that the recipient of such Class A Common Shares shall be bound by the terms of the letter or letters, substantially in the form of Annex IV hereto; (iv) the issuance, transfer and/or delivery of any Share Capital (either directly or represented by certificates or receipts) in connection with a spin-off, distribution or other transaction or series of transactions or corporate actions pursuant to which beneficial ownership of all or part of the Share Capital owned by the Selling Shareholder is transferred, directly or indirectly, to the shareholders of Itaú Unibanco Holding S.A.; (v) in addition to item (iv) above, any issuance by the Company of Class A Common Shares in connection with a merger, acquisition, joint venture or strategic participation entered into by the Company, provided that the aggregate number of Class A Common Shares issued or issuable under this clause (v) shall not exceed (A) 10% of the total number of shares issued and outstanding as of the date of such merger, acquisition, joint venture or strategic participation, as the case may be, and (B) the recipient of such Class A Common Shares shall have executed and delivered to the Representatives a letter or letters, substantially in the form of Annex IV hereto; (vi) a confidential or non-public submission of a registration statement with the Commission during the Company Lock-Up Period, provided that (x) no public announcement of such confidential or non-public submission shall be made and (y) no such confidential or non-public submission shall become a publicly available registration statement during the Company Lock-Up Period; or (vii) the filing by the Company of any registration statement on Form S-8 or a successor form thereto relating to the Company’s long term incentive plan described in the Registration Statement, the Pricing Prospectus and the Prospectus;

(f)

Reports and Other Communications. During a period of one year from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission), unless, in each case, otherwise publicly available;

(g)

Company Use of Proceeds. To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(h)	Exchange Listing. To use its best efforts to maintain the listing for trading of the Class A Common Shares on the Exchange;

(i)

Rule 462(b) Registration Statement. If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a);

(j)

IP License. Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(k)

Loss of Foreign Private Issuer Status. To promptly notify you if the Company ceases to be a Foreign Private Issuer at any time prior to the completion of the distribution of the Shares within the meaning of the Act; and

(l)

Agent for Service of Process. The Company will maintain, for a period of at least seven years following the date hereof, an agent in the City of New York, State of New York, with powers to receive service of process in any suit or proceeding based on or arising under this Agreement in any state of federal court of the state of New York located in the City and County of New York or in the United States District Court of the Southern District of New York.

6.	Covenants of the Selling Shareholder. The Selling Shareholder (only with respect to itself and not with respect to the Company) agrees with the several Underwriters as follows:

(a)

Tax Form of Selling Shareholder. In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, the Selling Shareholder will deliver to you prior to or at the First Time of Delivery a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof);

(b)

Absence of Stabilization or Manipulation. The Selling Shareholder will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(c)

Certification Regarding Beneficial Owners of Legal Entity Customers. The Selling Shareholder will deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed “Certification Regarding Beneficial Owners of Legal Entity Customers”, together with copies of identifying documentation, and the Selling Shareholder undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing certification; and

(d)

Agent for Service of Process. The Selling Shareholder will maintain, for a period of at least seven years following the date hereof, an agent in the City of New York, State of New York, with powers to receive service of process in any suit or proceeding based on or arising under this Agreement in any state of federal court of the state of New York located in the City and County of New York or in the United States District Court of the Southern District of New York.

7.

Free Writing Prospectuses. (a) The Company represents and agrees that, without the prior consent of the Lead Global Coordinators, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; the Selling Shareholder represents and agrees that, without the prior consent of the Company and the Lead Global Coordinators, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and each Underwriter represents and agrees that, without the prior consent of the Company and the Lead Global Coordinators, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Lead Global Coordinators is listed on Schedule III(a) hereto;

(b)

The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c)

The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or a Section 5(d) Writing any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Section 5(d) Writing would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Lead Global Coordinators and, if requested by the Lead Global Coordinators, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Section 5(d) Writing or other document which will correct such conflict, statement or omission;

(d)

The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Section 5(d) Communications, other than Section 5(d) Communications with the prior consent of the Lead Global Coordinators with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Section 5(d) Writings, other than those distributed with the prior consent of the Lead Global Coordinators that are listed on Schedule III(c) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Section 5(d) Communications; and

(e)

Each Underwriter represents and agrees that any Section 5(d) Communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act.

8.

Fees and Expenses. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following costs and expenses: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Section 5(d) Writing, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all fees and expenses in connection with listing the Shares on the Exchange; (iv) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares (such fees and disbursements of counsel for the Underwriters not to exceed US$35,000); (v) the cost of preparing share certificates; (vi) the cost and charges of any transfer agent or registrar; (vii) all expenses of the Company (but not the Underwriters) in connection with any “roadshow” presentation to potential investors and notwithstanding this clause (vii), the Company, on one the hand, and the Underwriters, on the other hand, shall each pay 50% of the cost of any chartered plane, chartered jet or other chartered aircraft authorized in advance by the Company used in connection with any “roadshow” presentation to potential investors; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. The Selling Shareholder will pay or cause to be paid all costs and expenses incident to the performance of the Selling Shareholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for the Selling Shareholder; and (ii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by the Selling Shareholder to the Underwriters hereunder. It is understood, however, that the Company shall bear, and the Selling Shareholder shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 10 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsels (legal or otherwise), meals, travel expenses (plane tickets and hotels), stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

9.

Conditions to the Underwriters’ Obligations. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Shareholder herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company and the Selling Shareholder shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)

Registration Compliance; No Stop Order. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or threatened by the Commission no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)

Opinion and Negative Assurance Letter of U.S. Counsel for the Underwriters. Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the Underwriters, shall have furnished to you such written opinion or opinions and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you, with respect to the matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)

Opinion and Negative Assurance Letter of Brazilian Counsel for the Underwriters. Lefosse Advogados, Brazilian counsel for the Underwriters, shall have furnished to you such written opinion or opinions and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you, with respect to the matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(d)

Opinion and Negative Assurance Letter of U.S. Counsel for the Company. Davis Polk & Wardwell LLP, U.S. counsel for the Company, shall have furnished to you such written opinion or opinions (a form of such opinion is attached as Annex II(A) hereto) and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you, with respect to the matters as you may reasonably request;

(e)

Opinion and Negative Assurance Letter of Brazilian Counsel for the Company. Barbosa Müssnich Aragão Advogados, Brazilian counsel for the Company, shall have furnished to you such written opinion or opinions (a form of such opinion is attached as Annex II(B) hereto) and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you, with respect to the matters as you may reasonably request;

(f)

Opinion of Cayman Islands Counsel for the Company. Maples and Calder, Cayman Islands counsel for the Company, shall have furnished to you such written opinion or opinions (a form of such opinion is attached as Annex II(C) hereto), dated such Time of Delivery, in form and substance satisfactory to you, with respect to the matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(g)

Opinion of U.S. Counsel for the Selling Shareholder. Shearman & Sterling LLP, U.S. counsel for the Selling Shareholder, shall have furnished to you its written opinion (a form of such opinion is attached as Annex II(D) hereto), dated such Time of Delivery, in form and substance satisfactory to you;

(h)

Opinion of Internal Counsel for the Selling Shareholder. The Selling Shareholder shall have furnished to you the written opinion of its in-house general counsel (a form of such opinion is attached as Annex II(E) hereto), dated such Time of Delivery, in form and substance satisfactory to you;

(i)

Comfort Letters. On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, PricewaterhouseCoopers Auditores Independentes shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(A) hereto and a form of the letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(B) hereto);

(j)

CFO Certificate. On the date of the Prospectus at a time prior to the execution of this Agreement and also at each Time of Delivery, Bruno Constantino, the Company’s Chief Financial Officer, shall have furnished to you a certificate, dated the date of the Prospectus and such Time of Delivery, in form and substance satisfactory to you, to the effect set forth in Annex III hereto;

(k)

No Material Adverse Change. (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court, governmental, regulatory or arbitral action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the share capital or long-term debt of the Company or any of its subsidiaries or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as disclosed in the Pricing Disclosure Package and the Prospectus, or (y) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus;

(l)

Rating of Debt Securities. On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(m)

No Major Disruptions to Financial Markets. On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange or another nationally recognized exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange or another nationally recognized exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State, Cayman Islands or Brazilian authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States, the Cayman Islands or Brazil or the declaration by the United States, the Cayman Islands or Brazil of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States, the Cayman Islands or Brazil or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus;

(n)

Exchange Listing. The Shares to be sold at such Time of Delivery are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and are duly listed on the Exchange; no action has been taken that is designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or delisting the Shares from the Exchange; and

the neither the Company nor the Selling Shareholder has received any notification that the Commission or the Exchange is contemplating terminating such registration or listing;

(o)

No Objections from FINRA. FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering and sale of the Shares;

(p)

Lock-Up Agreements. The Company shall have obtained and delivered to the Underwriters executed copies of an agreement (the “Lock-up Agreement”) from each person or entity listed on Schedule IV hereto, substantially to the effect set forth in Annex IV hereto in form and substance satisfactory to you;

(q)

Furnishing of Prospectus. The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(r)

Officers’ Certificates from the Company and the Selling Shareholder. The Company and the Selling Shareholder shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Shareholder, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Shareholder, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Shareholder of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (k) of this Section 9; and

(s)

Additional Documents. The Company shall have furnished or caused to be furnished to the Lead Global Coordinators, at such Time of Delivery, such additional information, certificates, opinions or documents as the Lead Global Coordinators may reasonably request in connection with any matter or circumstance arising on or after the date of this Agreement.

10.

Indemnification and Contributions. (a) Company Obligations. The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a

“roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Section 5(d) Writing, in reliance upon and in conformity with the Underwriter Information.

(b)

Selling Shareholder Obligations. The Selling Shareholder will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any roadshow or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or any roadshow or any Section 5(d) Writing, in reliance upon and in conformity with Selling Shareholder Information furnished in writing to the Company by the Selling Shareholder expressly for use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Selling Shareholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information; provided, further, that the liability of the Selling Shareholder pursuant to this Section 10(b) and the indemnity and contribution clauses in Section 10(e) shall not exceed the net proceeds (after deducting underwriting discounts and commissions, but before deducting expenses) received by the Selling Shareholder from the sale of Shares by the Selling Shareholder pursuant to the transactions contemplated hereby (the “Selling Shareholder Proceeds”).

(c)

Underwriters Obligations. Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and the Selling Shareholder against any losses, claims, damages or liabilities to which the Company or the Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Section 5(d) Writing, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company and the Selling Shareholder for any legal or other expenses reasonably incurred by the Company or the Selling Shareholder in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Lead Global Coordinators expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the sixth paragraph under the caption “Underwriting (Conflicts of Interest)”, and the information contained in the fifteenth and sixteenth paragraphs under the caption “Underwriting (Conflicts of Interest)”.

(d)

Notification. Promptly after receipt by an indemnified party under subsection (a), (b) or (c), as applicable, of this Section 10 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 10 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 10. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation; provided that in any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)

Contributions. If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities

(or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the contribution by the Selling Shareholder shall not exceed the Selling Shareholder Proceeds (reduced by any amounts the Selling Shareholder is obligated to pay under subsection (a) above). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f)

Additional Obligations. The obligations of the Company and the Selling Shareholder under this Section 10 shall be in addition to any liability which the Company and the Selling Shareholder may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or the Selling Shareholder within the meaning of the Act.

11.

Defaulting Underwriter. (a) If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Shareholder shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Shareholder that you have so arranged for the purchase of such Shares, or the Company or the Selling Shareholder notifies you that it has so arranged for the purchase of such Shares, you or the Company or the Selling Shareholder shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)

If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Shareholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Shareholder shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)

If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Shareholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Shareholder shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company and the Selling Shareholder to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholder, except for the expenses to be borne by the Company, the Selling Shareholder and the Underwriters as provided in Section 8 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

12.

Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Shareholder and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any employee, officer or director of any Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter, or the Company, or the Selling Shareholder, or any officer or director or controlling person of the Company, or any controlling person of the Selling Shareholder, and shall survive delivery of and payment for the Shares.

13.

Payment of Expenses. If this Agreement shall be terminated pursuant to Section 11 hereof, neither the Company nor the Selling Shareholder shall then be under any liability to any Underwriter except as provided in Sections 8 and 10 hereof; but, if such termination is because of any failure or refusal on the part of the Company or a Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement (other than for reasons specified in clauses (i), (iii), (iv) or (v) of Section 9(m)), the Company and the Selling Shareholder (pro rata based on the number of Shares to be sold by the Company and the Selling Shareholder respectively) will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereunder, but the Company and the Selling Shareholder shall then be under no further liability to any Underwriter except as provided in Sections 8 and 10 hereof; provided that if the termination is because of the occurrence of an event specified in clause (ii) of Section 9(m) or is as a result of an action or omission for which the Company is responsible, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereunder.

14.

Representatives. In all dealings hereunder, the Representatives and the Lead Global Coordinators, as applicable, shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives jointly as the Representatives or the Lead Global Coordinators jointly as the Lead Global Coordinators, as applicable.

15.

USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Shareholder, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16.

Notices. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to: (i) XP Investimentos Corretora de Câmbio, Títulos e Valores Mobiliários S.A., Avenida Presidente Juscelino Kubitschek, 1,909, 25th to 30th Floors, 04543-010 São Paulo – SP, Brazil, (ii) Itau BBA USA Securities, Inc., 540 Madison Avenue, 24nd Floor, New York, New York 10022, Attention: Chief Compliance Officer, (iii) Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention Equity Syndicate Desk, with a copy to the Legal Department, and (iv) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: +1 (212) 622-6358), and; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Secretary; if to the Selling Shareholder, shall be delivered or sent by mail to Praça Alfredo Egydio de Souza Aranha, No. 100, Torre Conceição, 7th Floor, Parque Jabaquara, 04344902, São Paulo, Brazil; and if to any other shareholder that has delivered a lock-up letter described in Section 9(p) hereof shall be delivered or sent by mail to his or her respective address provided in Schedule IV hereto or such other address as such shareholder provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 10(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Shareholder by you on request; provided, further, that notices under Section 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as you at (i) XP Investimentos Corretora de Câmbio, Títulos e Valores Mobiliários S.A., Avenida Presidente Juscelino Kubitschek, 1,909, 25th to 30th Floors, 04543-010 São Paulo – SP, Brazil, (ii) Itau BBA USA Securities, Inc., 540 Madison Avenue, 24nd Floor, New York, New York 10022, Attention: Chief Compliance Officer, (iii) Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention Equity Syndicate Desk, with a copy to the Legal Department, and (iv) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: +1 (212) 622-6358). Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

17.

Successors. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Shareholder and, to the extent provided in Sections 10 and 12 hereof, the officers and directors of the Company or the Selling Shareholder and to each person, if any, who controls the Company or the Selling Shareholder or other affiliate of the Company or the Selling Shareholder, officer or director of any Underwriter or each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

18.	Business Day. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

19.

Absence of Fiduciary Relationship. The Company and the Selling Shareholder severally and not jointly acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Shareholder, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or the Selling Shareholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Shareholder on other matters) or any other obligation to the Company or the Selling Shareholder except the obligations expressly set forth in this Agreement and (iv) the Company and the Selling Shareholder has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and the Selling Shareholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Selling Shareholder, in connection with such transaction or the process leading thereto. The Selling Shareholder acknowledges that, in connection with the offering of the Shares, none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Selling Shareholder further acknowledges and agrees that, although the Underwriters may provide the Selling Shareholder with certain Regulation Best Interest and Form CRS disclosures or other related documentation in connection with the offering of the Shares contemplated hereby, the Underwriters are not making a recommendation to the Selling Shareholder to participate in the offering of the Shares contemplated hereby or to sell any Shares at the purchase price set forth herein, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

20.

Prior Agreements. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Shareholder and the Underwriters, or any of them, with respect to the subject matter hereof.

21.

Applicable Law. This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York. The transactions contemplated by this Agreement have been proposed by the Underwriters to the Company and the Selling Shareholder for the purposes of paragraph 2 of Article 9 of Brazilian Decree-Law No. 4,657 dated September 4, 1942, as amended and for no other purpose or reason whatsoever.

22.

Consent to Jurisdiction and Authorized Agent. The Company and the Selling Shareholder agree that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement (each, a “Related Proceeding”) will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company and the Selling Shareholder agree to submit to the jurisdiction of, and to venue in, such courts (the “Specified Courts”). The Company and the Selling Shareholder irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in any of the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company and the Selling Shareholder waive, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company hereby irrevocably appoint XP Investments US, LLC, with offices at 55 West 46th Street, 30th Floor New York, NY 10036

as their agent for service of process in any Related Proceeding and agree that service of process in any such Related Proceeding may be made upon them at the office of such agent, and the Selling Shareholder hereby irrevocably appoints [●] as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. Each of the Company and the Selling Shareholder represent and warrant that such agent has agreed to act as agent of the Company or the Selling Shareholder, as applicable, for service of process, and the Company and the Selling Shareholder agree to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

23.

Waiver of Immunity. To the extent that the Company and the Selling Shareholder or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to the Company or the Selling Shareholder, as the case may be, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any Brazilian, Cayman Islands, New York or U.S. federal court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of the Company, the Selling Shareholder or any other matter under or arising out of or in connection with this Agreement, each of the Company and the Selling Shareholder hereby irrevocably and unconditionally waives or will waive such right to the extent permitted by law, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

24.

Waiver of Jury Trial. THE COMPANY, THE SELLING SHAREHOLDER AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

25.

Judgment Currency. Each reference in this Agreement to U.S. dollars (the “relevant currency”), including by use of the term “US$”, is of the essence. To the fullest extent permitted by law, the obligation of the Company and the Selling Shareholder in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the business day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company or the Selling Shareholder, as the case may be, will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of the Company or the Selling Shareholder, as the case may be, not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

26.

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The words “execution,” signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including, without limitation, the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

27.

Waiver of Tax Confidentiality. Notwithstanding anything herein to the contrary, the Company and the Selling Shareholder are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Shareholder relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

28.	Recognition of the U.S. Special Resolution Regimes.

(a)

In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)	As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Page Follows]

If the foregoing is in accordance with your understanding, please sign and return to us, one for the Company and each of the Representatives plus one for each counsel, counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Selling Shareholder. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Shareholder for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours, XP Inc.

By:
Name:
Title:

[Signature Page to the Underwriting Agreement]

ITB Holding Brasil Participações Ltda.

By:
Name:
Title:

[Signature Page to the Underwriting Agreement]

Accepted as of the date first written above by: XP Investimentos Corretora de Câmbio, Títulos e Valores Mobiliários S.A.

By:
Name:
Title:

On behalf of each of the Underwriters

[Signature Page to the Underwriting Agreement]

Itau BBA USA Securities, Inc.

By:
Name:
Title:

On behalf of each of the Underwriters

[Signature Page to the Underwriting Agreement]

Morgan Stanley & Co. LLC

By:
Name:
Title:

On behalf of each of the Underwriters

[Signature Page to the Underwriting Agreement]

J.P. Morgan Securities LLC

By:
Name:
Title:

On behalf of each of the Underwriters

[Signature Page to the Underwriting Agreement]

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
XP Investimentos Corretora de Câmbio, Títulos e Valores Mobiliários S.A.	[●]	[●]
Itau BBA USA Securities, Inc.	[●]	[●]
Morgan Stanley & Co. LLC	[●]	[●]
J.P. Morgan Securities LLC	[●]	[●]

Total	[●]	[●]

Schedule I-1

SCHEDULE II

	Total Number of Firm Shares to be Sold	Number of Optional Shares to be Sold if Maximum Option Exercised
The Selling Shareholder
ITB Holding Brasil Participações Ltda.	[●]	[●]

Total	[●]	[●]

Schedule II-1

SCHEDULE III

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

Electronic Roadshow dated December 2020

(b)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

The public offering price per share for the Shares is US$[●].

The number of Shares purchased by the Underwriters is [●].

The number of Shares issued and sold by the Company is [●].

The number of existing Shares sold by the Selling Shareholder is [●].

(c)	Section 5(d) Writings

None.

Schedule III-1

SCHEDULE IV

Name of Director, Officer or Shareholder

ITB Holding Brasil Participações Ltda.

XP Controle Participações S.A.

General Atlantic (XP) Bermuda, L.P.

Guilherme Dias Fernandes Benchimol

Bernardo Amaral Botelho

Carlos Alberto Ferreira Filho

Gabriel Klas da Rocha Leal

Bruno Constantino Alexandre dos Santos

Fabrício Cunha de Almeida

Guilherme Sant’Anna Monteiro da Silva

Luiz Felipe Amaral Calabró

Martin Emiliano Escobari Lifchitz

Geraldo José Carbone

Francisco Eduardo de Almeida Pinto

Maria Helena dos Santos Fernandes de Santana

Ricardo Baldin

Schedule IV-1

ANNEX I(A)

COPY OF COMFORT LETTER DELIVERED

PRIOR TO EXECUTION OF THIS AGREEMENT

Annex I(A)-1

ANNEX I(B)

FORM OF COMFORT LETTER TO BE DELIVERED

AT EACH TIME OF DELIVERY

Annex I(B)-1

ANNEX II(A)

FORM OF OPINION OF

U.S. COUNSEL FOR THE COMPANY

Annex II(A)-1

ANNEX II(B)

FORM OF OPINION OF

BRAZILIAN COUNSEL FOR THE COMPANY

Annex II(B)-1

ANNEX II(C)

FORM OF OPINION OF

CAYMAN ISLANDS COUNSEL FOR THE COMPANY

Annex II(C)-1

ANNEX II(D)

FORM OF OPINION OF

U.S. COUNSEL FOR THE SELLING SHAREHOLDER

Annex II(D)-1

ANNEX II(E)

FORM OF OPINION OF

IN-HOUSE GENERAL COUNSEL FOR THE SELLING SHAREHOLDER

Annex II(E)-1

ANNEX III

FORM OF CERTIFICATE OF CHIEF FINANCIAL OFFICER OF THE

COMPANY

Annex III-1

ANNEX IV

FORM OF LOCK-UP AGREEMENT

[●], 2020

XP Investimentos Corretora de Câmbio, Títulos e Valores Mobiliários S.A.

Avenida Presidente Juscelino Kubitschek, 1,909, 25th to 30th Floors

04543-010

São Paulo - SP

Brazil

Itau BBA USA Securities, Inc.

540 Madison Avenue, 24nd Floor

New York, New York 10022

United States

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

United States

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

United States

as representatives (the “Representatives”) of the several Underwriters named in Schedule I to the Underwriting Agreement referred to below

Re:    XP Inc. – Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as Representatives, propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with XP Inc., an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Company”), and the Selling Shareholder named in Schedule II to such agreement, providing for the public offering (the “Offering”) of Class A common shares, par value US$0.00001 per share, of the Company (the “Shares”) pursuant to a Registration Statement on Form F-1 filed or to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date 90 days after

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the date of the final prospectus used to sell the Shares (the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option, right or warrant to purchase, lend or otherwise dispose of any shares of any class of the Company’s share capital (the “Share Capital”), or any options or warrants to purchase any Share Capital, or any securities convertible into, exchangeable for or that represent the right to receive Share Capital (such options, warrants or other securities, collectively, “Derivative Instruments”), including without limitation any such Share Capital or Derivative Instruments now owned or hereafter acquired by the undersigned or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC, (ii) engage in any hedging or other transaction or arrangement which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any Share Capital or Derivative Instruments, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Share Capital or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”), (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above or (iv) submit to, or file with, the SEC, any registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) in connection therewith, under the U.S. Securities Act of 1933, as amended. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period, except as otherwise permitted under this Lock-up Agreement. Such prohibited hedging or other transactions or arrangements as referred to in clause (ii) hereof would include, without limitation, any short sale or any purchase, sale or grant of any right (including without limitation any put or call option and any forward, swap or any other derivative transaction or instrument, or combination thereof) with respect to any of the undersigned’s Share Capital or with respect to any security that includes, relates to, or derives any significant part of its value from, such Share Capital. For the avoidance of doubt, the undersigned agrees that the foregoing provisions shall be equally applicable to any issuer-directed or other Shares the undersigned may purchase in the offering.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Share Capital:

(i)

as a bona fide gift or gifts that does not involve a disposition for value, provided that (a) the donee or donees thereof agree to be bound in writing by the restrictions set forth herein and (b) no filing by any party under the Securities Exchange Act of 1934 (the “Exchange Act”) is required to be made or shall be voluntarily made as a result of such bona fide gift (other than a filing on Schedule 13D or Schedule 13G (or an amendment thereto) made after the expiration of the Lock-Up Period);

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(ii)

to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that (a) the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, (b) that any such transfer shall not involve a disposition for value and (c) no filing by any party under the Exchange Act is required to be made or shall be voluntarily made as a result of such disposition (other than a filing on Schedule 13D or Schedule 13G (or an amendment thereto) made after the expiration of the Lock-Up Period);

(iii)

if such transfer occurs by reason of a will or under the laws of descent, provided that (a) the transferee agree to be bound in writing by the restrictions set forth herein and (b) if required, any public report or filing under the Exchange Act shall clearly indicate in the footnotes thereto that such report or filing relates to the transfer of such securities by reason of a will or under the laws of descent, that no such securities were sold by the person making such filing or report and that the securities so transferred are subject to the lock-up restrictions set forth herein;

(iv)

if such transfer occurs pursuant to statutes governing the effects of a qualified domestic order or divorce settlement, provided that (a) the transferee agrees to be bound in writing by the restrictions set forth herein and (b) if required, any public report or filing under the Exchange Act shall clearly indicate in the footnotes thereto that such report or filing relates to the transfer of such securities pursuant to a qualified domestic order or divorce settlement, that no such securities were sold by the person making such filing or report and that the securities so transferred are subject to the lock-up restrictions set forth herein;

(v)

in transactions relating to Share Capital or other securities, in each case acquired in open market transactions after the completion of the Offering; provided that no filing under the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Shares or other securities acquired in such open market transactions;

(vi)

after the consummation of the Offering, pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Share Capital involving a change of control of the Company that has been approved by the Company’s board of directors; provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s Share Capital shall remain subject to the provisions of this Lock Up Agreement; and provided, further, that “change of control” as used herein, shall mean a change in ownership of not less than ninety percent (90%) of all of the voting stock of the Company;

(vii)	pursuant to the Underwriting Agreement and any reclassification, conversion or exchange in connection with such sale of Shares;

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(viii)	as a result of the operation of law or pursuant to an order of a court or regulatory agency; or

(ix)	with the prior written consent of the Lead Global Coordinators on behalf of the Underwriters.

For purposes of this Lock Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is an entity, the entity may transfer the Share Capital (i) to any subsidiary or “affiliate” (as such term is defined under the Securities Act of 1933, as amended) of such entity (including without limitation, if the undersigned is a fund, to funds under common management or control) and (ii) as a distribution to partners, members, shareholders or holders of similar equity interests in the undersigned in a private transaction; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such Share Capital subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such Share Capital except in accordance with this Lock-Up Agreement, and provided, further, that the undersigned is not required to and does not voluntarily effect any public filing or report regarding such transfers under the Exchange Act.

[The following carve-out should be included only for the Lock-Up Agreement to be signed by ITB Holding:] [Notwithstanding the foregoing, this Lock-Up Agreement shall not restrict the transfer or delivery of Share Capital (either directly or represented by certificates or receipts) by the undersigned or any successor thereto to (i) a newly incorporated entity (“Newco”) and shall not restrict the spin-off of the share capital of Newco and subsequent distribution thereof to the direct or indirect shareholders of Itaú Unibanco Holding S.A., (ii) to the direct or indirect shareholders of Itaú Unibanco Holding S.A., or (iii) a depositary or custodian for the creation of certificates or receipts representing Share Capital for the purposes of effecting such spin-off or distribution, and, in connection with any of (i) to (iii) above, any actions to be conducted by Newco or Itaú Unibanco Holding S.A. in connection therewith, including (1) any transfer or delivery of Share Capital to the Company, any of its affiliates or any direct or indirect shareholder of the Company or any of its affiliates for the purposes of effecting such spin-off or distribution, and (2) any public filing or report regarding such spin-off or distribution.]

Notwithstanding the foregoing, this Lock-Up Agreement shall not restrict the confidential or non-public submission by the Company of a registration statement with the Commission during the Lock-Up Period, provided that (x) no public announcement of such confidential or non-public submission shall be made and (y) no such confidential or non-public submission shall become a publicly available registration statement during the Lock-Up Period.

In addition, notwithstanding the foregoing, this Lock-Up Agreement shall not restrict the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Share Capital; provided that (i) such plan does not provide for the transfer of Share Capital during the Lock-up Period and (ii) none of the Company, the undersigned or any other party shall effect any public filing, report or other public announcement regarding the establishment of the trading plan.

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In addition, notwithstanding the foregoing, if the undersigned is a director or officer of the Company, without prior written consent of the Lead Global Coordinators, the undersigned may exercise any rights to purchase, exchange or convert any stock options granted to the undersigned pursuant to the Company’s equity incentive plans referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or any warrants or other securities convertible into or exercisable or exchangeable for shares of Share Capital, which warrants or other securities are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, provided that (i) no filing by any party under the Exchange Act is required to be made or shall be voluntarily made as a result of such exercise during the Lock-Up Period and (ii) the Share Capital relating to such exercise, exchange or conversion continues to be subject to the restrictions set forth in this Lock-Up Agreement.

In the event that, during the Lock-Up Period, the Lead Global Coordinators release or waive, in full or in part, any prohibition set forth in this Lock-Up Agreement in respect of Share Capital held by any Significant Holder (as defined below) (a “Triggering Release”), the same percentage of Share Capital of the undersigned as the percentage of Share Capital being released in the Triggering Release represents with respect to the Share Capital held by such Significant Shareholder (calculated as a percentage of the total outstanding Share Capital held by such Significant Holder) at the time of the request of the Triggering Release shall be automatically and concurrently released from this Lock-Up Agreement to the same extent. For the purposes of the foregoing, a “Significant Holder” shall mean any person or entity that beneficially owns 1% or more of the total outstanding Share Capital at the time of such Triggering Release. Notwithstanding the foregoing, the provisions of this paragraph will not apply (1) if the release or waiver is effected solely to permit a transfer not involving a disposition for value, (2) if the transferee agrees in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of transfer, or (3) if the release or waiver is granted to a Significant Holder in an amount, individually or in the aggregate with any prior releases or waivers, of less than or equal to 1% of the total outstanding Share Capital at the time of such release or waiver. The Lead Global Coordinators shall use commercially reasonable efforts to notify the undersigned within two business days of the occurrence of a Triggering Release.

The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Share Capital except in compliance with the foregoing restrictions.

This Lock-Up Agreement shall automatically terminate, and the undersigned will be released from all obligations hereunder, upon the earliest to occur, if any, of (a) the date on which the Company, or the Lead Global Coordinators on behalf of the Underwriters, advises the other party in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (b)

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termination of the Underwriting Agreement before the closing of the Offering, or (c) December 15, 2020, in the event that the Underwriting Agreement has not been executed by such date.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York.

[Signature Page Follows]

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Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

[Signature Page of Lock-Up Agreement]

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